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                                                                   EXHIBIT 10.23

                                 PROMISSORY NOTE

$152,500

                                                          Minneapolis, Minnesota
                                                                February 9, 2000

         FOR VALUE RECEIVED, FOUNDERS FOOD & FIRKINS LTD., a Minnesota corporation ("FOUNDERS"), promises to pay to the order of NEW BRIGHTON VENTURES, INC., a Minnesota corporation ("NBVI"), at its office c/o Champps of New Brighton, 2397 Palmer Drive, New Brighton, Minnesota 55112, the sum of ONE HUNDRED FIFTY-TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($152,500.00), together with interest on the unpaid principal balance from the date of the advance at a fixed rate per annum of eight percent (8%) (computed on the basis of actual days elapsed in a year of 360 days).

         All unpaid accrued interest together with the principal outstanding hereon shall be due and payable in full within 180 days following the date referenced above.

         This Note is issued to fund the balance of the liquor license purchase price as provided in the Agreement by and between CNJ Distributing Corp., a Montana corporation, and FOUNDERS dated December 20, 1999, and the Amendment to License Purchase Agreement by and between CNJ Distributing Corp., a Montana corporation and FOUNDERS dated January 18, 2000.

         This Note may be prepaid at any time in whole or in part without premium or penalty. Payments on this Note shall first be applied to accrued interest and thereafter in reduction of principal.

         FOUNDERS hereby waives demand, presentment for payment, notice of nonpayment, protest and notice of protest hereon, agrees that when or at any time after this Note becomes due, the holder hereof may, without notice, offset or charge this Note against any bank account or other account maintained by FOUNDERS with the holder hereof, and agrees to pay, in the event of default hereon, all costs of collection, including reasonable attorneys' fees, whether or not suit is commenced.

         The undersigned and each endorser, guarantor and surety hereof hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest. The undersigned agrees to pay all reasonable costs of collection (including reasonable attorney's fees) incurred by the holder hereof in enforcing this Note. This Note shall be governed by the laws of Minnesota.

                                     FOUNDERS FOOD & FIRKINS LTD.

                                     /S/ STEVEN J. WAGENHEIM
                                     -------------------------------------------
                                     By: Steven J. Wagenheim
                                     Its: President and Chief Executive Officer